
                                  NSAR ITEM 770

                           VKAC Aggressive Growth Fund
                               10f-3 Transactions

UNDERWRITING#     UNDERWRITING               PURCHASED            AMOUNT OF SHARES       % OF                  DATE OF
                                             FROM                 PURCHASED            UNDERWRITING            PURCHASE


1                Republic Services, Inc.      Merrill Lynch       315,000                0.618%                06/30/98


Other Firms participating in Underwriting

UNDERWRITING FOR #1

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Allen & Company Incorporated
ABN AMRO Incorporated
BT Alex Brown Incorporated
BancAmerica Robertson Stephens
Bear, Stearns & Co. Inc.
Blaylock & Partners, LP
Chatfield Dean & Company
CIBC Oppenheimer Corp.
Cleary Gull Reiland & McDevitt Inc.
First Analysis Securities Corporation
Fox-Pitt, Kelton Inc.
Furman Selz LLC
Gabelli & Company, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Neuberger & Berman, LLC
PaineWebber Incorporated
Raymond James & Associates, Inc.
Smith Barney Inc.
Utendahl Capital Partners, LP
Wheat First Securities, Inc.